EXHIBIT 16.1

                         [GRANT THORNTON LLP LETTERHEAD]

April 23, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Intelli-Check, Inc.
     File No. 001-15465

Dear Sir/Madam:

We have read Item 4 of the Form 8-K of Intelli-Check, Inc., dated April 21, 2004 and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
------------------------
Grant Thornton LLP

cc:  Mr. Frank Mandelbaum
     Chairman & CEO, Intelli-Check, Inc.